UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

Fly-E Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42122	92-0981080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

136-40 39th Avenue, Suite 202 Flushing, New York	11354
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (929) 410-2770

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	FLYE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Shiwen Feng as Chief Financial Officer

On August 20, 2025, Ms. Shiwen Feng, the Chief Financial Officer (the “CFO”) of the Company, notified the Company of her resignation from the CFO position, effective on August 20, 2025. Ms. Feng’s resignation was not a result of any disagreement with the Company on any matter relating to its accounting, operations, policies or practices.

Appointment of Zhou Ou as Interim Chief Financial Officer

Effective August 26, 2025, the Board appointed Mr. Zhou Ou, the current Chief Executive Officer (the “CEO”) and Chairman of the Board of Directors (the “Board”) of the Company, to serve as the interim CFO of the Company to fill the vacancy created by the resignation of Ms. Feng while the Board conducts a search for a permanent Chief Financial Officer. Mr. Ou will continue to serve as the Company’s Chief Executive Officer and a member of the Board.

Resignation of Lun Feng and Zanfeng Zhang as Directors

On August 21, 2025, Lun Feng, a member of the Board, a member of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and the Chair of the Compensation Committee, notified the Company of his resignation from the Board effective August 21, 2025. Mr. Lun Feng’s resignation was not a result of any disagreement with the Company on any matter relating to its accounting, operations, policies or practices.

On August 21, 2025, Zanfeng Zhang, a member of the Board, a member of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and the Chair of the Nominating and Corporate Governance Committee, notified the Company of his resignation from the Board effective August 21, 2025. Mr. Zhang’s resignation was not a result of any disagreement with the Company on any matter relating to its accounting, operations, policies or practices.

The Board has elected to leave the two independent directors’ positions temporarily vacant until the Board has identified and appointed one or more qualified candidates to fill the positions. The Company intends to conduct a thorough search and anticipates making the necessary appointments in due course. The Company will act promptly to ensure that it satisfies the requirements under the Nasdaq listing rules as well as all other relevant rules and regulations in a timely manner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLY-E GROUP, INC.

Date: August 26, 2025	By:	/s/ Zhou Ou
	Name:	Zhou Ou
	Title:	Chief Executive Officer

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